Exhibit 107

Calculation of Filing Fee Tables

FORM S-1

(Form Type)

BUNKER HILL MINING CORP.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registered	Proposed Maximum Offering Price Per Unit(1)	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee

Newly Registered Securities

Fees to Be Paid	d	Shares of Common Stock, par value $0.0001 per share (“Common Stock”) (2)	457	(c)	112,082,390	$0.1865	$20,903,365.74	0.0001102	$2,303.55

Fees to Be Paid	d	Shares of Common Stock (3)	457	(c)	92,172,716	$0.1865	$17,190,211.53	0.0001102	$1,894.36

Carry Forward Securities

Carry Forward Securities

	Total Offering Amounts						$38,093,577.27		$4,197.91

	Total Fees Previously Paid								$746.09

	Total Fee Offsets								$—

	Net Fee Due								$3,451.82

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

d	Shares of Common Stock (4)	37,400,160	$8,048,514.43	S-1	333-264602	5-27-2022

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”). The proposed maximum offering price per unit and proposed maximum aggregate offering price are calculated using the average of the bid ($0.186) and asked ($0.187) prices of Common Stock on the OTCQB on June 9, 2023.
(2)	Represents shares of Common Stock registered for resale hereunder.
(3)	Represents shares of Common Stock issuable upon exercise of warrants and registered for resale hereunder.
(4)	Represents 1,471,664 shares of Common Stock and 35,928,496 shares of Common Stock issuable upon exercise of warrants issued in other private placement transactions that were registered pursuant to the Registration Statement on Form S-1 (No. 333-264602) that was filed on May 2, 2022 amended on each of May 23, 2022 and May 25, 2022 and went effective on May 27, 2022 (the “Prior Registration Statement”). The 37,400,160 in total shares of Common Stock and shares of Common Stock issuable upon exercise of warrants accounted for approximately $746.09, or approximately 42.7%, of the $1,747.40 in registration fees that were owed (prior to being offset by fees previously paid) in connection with the Prior Registration Statement.